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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Shareholders
Pilot Network Services, Inc.:

        We consent to the incorporation herein by reference of our report dated April 28, 1999, relating to the consolidated balance sheets of Pilot Network Services, Inc. and subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 1999, and the related financial statement schedule, which report appears in the March 31, 1999 annual report on Form 10-K of Pilot Network Services, Inc.

                                                                    /s/ KPMG LLP

San Francisco, California
March 22, 2000